UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Luby’s, Inc.

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Luby’s, Inc. Comments on Report from ISS

ISS Recommends Shareholders DO NOT VOTE for Bandera Nominees Stacy Hock and Savneet Singh

Luby’s Urges Shareholders to Protect Their Investment and Vote on the WHITE Proxy Card Today

HOUSTON, TX – January 14, 2019 – Luby’s, Inc. (NYSE: LUB) (“Luby’s” or the “Company”) today commented on a report by proxy voting advisory firm Institutional Shareholder Services (“ISS”) regarding the election of directors to Luby’s Board of Directors at the upcoming 2019 Annual Meeting of Shareholders scheduled for January 25, 2019.

In the report, ISS acknowledged positive developments from Luby’s turnaround plan1:

“The board indicates that it has implemented a turnaround plan to improve financial results and operating performance. The plan aims to generate consistent and sustainable same-store sales growth and improved store level profitability by raising awareness of Luby's brands, strengthening core operations, optimizing the business for the future, and maintaining strong corporate governance…. [T]he turnaround plan has resulted in several positive developments, including a partnership with Uber Eats to offer a delivery option and the introduction of branded ready-to-eat meals in a grocer's freezer section.”

ISS also addressed concerns with Bandera Partners’ slate and the lack of relevant experience among its nominees:

“…there are concerns regarding the dissident's campaign itself, including whether its slate, as a whole, directly addresses the company's more immediate needs. Two of the dissident's initial nominees, including one who apparently had significant restaurant industry experience, were dropped from its slate. Among the remaining nominees, only one has direct industry experience, while another is potentially overcommitted, particularly in light of the time and effort that would likely be required to oversee a turnaround at the company. Moreover, the inclusion of a family member on the slate represents a potentially suboptimal dynamic.”

Gasper Mir, III, Independent Chairman of Luby’s, commented, “We are pleased that ISS supported our view that voting for Bandera nominees Savneet Singh and Stacy Hock would not be in the best interests of all shareholders. However, while we respect the conclusions of ISS, we strongly disagree with their recommendations to vote for Senator Philip Gramm and his son Jeff Gramm – a familial combination that ISS itself described as “sub-optimal”. We continue to recommend that shareholders vote on the WHITE proxy card FOR the election of Luby’s highly-qualified nominees. We are confident that Directors Chris Pappas, Harris Pappas, Frank Markantonis and myself are closely aligned with shareholders’ best interests and can draw on our deep restaurant industry, operational and financial experience to guide the Company through this challenging period and create value for all Luby’s shareholders.”

1 Permission to cite ISS was neither sought nor obtained. Emphasis added.

Luby’s will take ISS’s commentary under careful advisement and consideration. However, Luby’s believes that ISS fundamentally mischaracterized numerous aspects of Luby’s corporate governance, strategy and its campaign to counter Bandera. Most notably, ISS failed to appreciate and understand applicable Delaware law regarding Luby’s shareholder rights plan. Luby’s believes the following points were not reflected in the report and are important for investors to consider:

●	As Luby’s noted to ISS, the rights plan was only implemented on a temporary basis with a duration of 12 months only, and is set to expire in four weeks, on February 15, 2019.

●	The rights plan was adopted upon advice of outside legal counsel. In the Landry’s case, the Delaware Court of Chancery found a board of directors potentially liable for breach of its fiduciary duty of loyalty after it did not act to prevent its CEO from acquiring control through additional share purchases: “Turning . . . to the board's failure to employ a poison pill to prevent [the CEO] from obtaining control without paying a control premium, it is reasonable … to infer fiduciary misconduct more serious than a breach of the duty of care. The failure to act in the face of an obvious threat to the corporation and the minority stockholders instead supports a reasonable inference that the board breached its duty of loyalty in choosing not to cross [the CEO].”[2]

●	As ISS noted in its report, “The degree to which a shareholder rights plan may promote or diminish shareholder value depends on the features of the pill and company-specific circumstances.” In light of Delaware law indicating that a board may be required to mitigate the risk of a large shareholder gaining control without paying a premium, we believe that the approximately 35% stake of the Pappas brothers clearly represents an instance where a “company-specific circumstance” warranted the action taken by the Board.

Luby’s is confident that the current Board is well positioned to execute on its strategic plan and lead the Company on the best path forward to maximize shareholder value. As such, the Company recommends that shareholders vote FOR the election of ALL of the Company’s Board of Directors nominees on the WHITE proxy card today.

If you have any questions or require any assistance with respect to voting your shares, please contact the Company’s proxy solicitor, Morrow Sodali:

509 Madison Avenue, Suite 1206

New York, NY 10022

Toll Free: (800) 662-5200

Direct: (203) 658-9400

E-mail: lub@morrowsodali.com

About Luby’s

Luby’s, Inc. (NYSE: LUB) operates 142 restaurants nationally: 82 Luby’s Cafeterias and 59 Fuddruckers. The Company is also the franchisor for 104 Fuddruckers franchise locations across the United States (including Puerto Rico), Canada, Mexico, Panama, and Colombia. Luby's Culinary Contract Services provides food service management to 30 sites consisting of healthcare, higher education, sport stadiums, and corporate dining locations.

2 Louisiana Mun. Police Employees’ Ret. Sys. v. Fertitta, C.A. No. 4339-VCL (Del. Ch. July 28, 2009).

Forward-Looking Statements

This letter may contain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this letter, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including the statements regarding scheduled openings of units, scheduled closures of units, sales of assets, expected proceeds from the sale of assets, expected levels of capital expenditures, effects of food commodity costs, anticipated financial results in future periods and expectations of industry conditions. Luby’s cautions readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time-to-time in news releases, reports, proxy statements, registration statements, and other written communications, as well as oral statements made from time to time by representatives of Luby’s. The following factors, as well as any other cautionary language included in this letter, provide examples of risks, uncertainties and events that may cause Luby’s actual results to differ materially from the expectations Luby’s describes in such forward-looking statements: general business and economic conditions; the impact of competition; our operating initiatives; fluctuations in the costs of commodities, including beef, poultry, seafood, dairy, cheese and produce; increases in utility costs, including the costs of natural gas and other energy supplies; changes in the availability and cost of labor; the seasonality of Luby’s business; changes in governmental regulations, including changes in minimum wages; the effects of inflation; the availability of credit; unfavorable publicity relating to operations, including publicity concerning food quality, illness or other health concerns or labor relations; the continued service of key management personnel; and other risks and uncertainties disclosed in Luby’s annual reports on Form 10-K and quarterly reports on Form 10-Q. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

Contacts

Investors:

Morrow Sodali

Charlie Koons / Mike Verrechia
Toll Free: (800) 662-5200

Direct: (203) 658-9400
lub@morrowsodali.com

Media:

Sloane & Company
Dan Zacchei / Joe Germani

212-486-9500
dzacchei@sloanepr.com / jgermani@sloanepr.com

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